Exhibit 10.7
THE TALBOTS, INC.
2003 EXECUTIVE STOCK BASED INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AGREEMENT
August 7, 2007

To:	Trudy F. Sullivan
President and Chief Executive Officer
     We are pleased to notify you that by the determination of the Compensation Committee (the “Committee”) of the Board of Directors of The Talbots, Inc. (together with its subsidiaries, the “Company”) a nonqualified stock option to purchase 325,000 shares of Common Stock of the Company, $0.01 par value (“Common Shares”), at a price of $22.70 per share, has been granted to you, effective August 7, 2007, under the 2003 Executive Stock Based Incentive Plan, as amended and restated (the “Plan”). This nonqualified stock option (the “Option”) may be exercised only upon the terms and conditions set forth below.
     1.  Purpose of Option.
     The purpose of the Plan under which this Option has been granted is to advance the interests of the Company and its shareholders by providing incentives to certain key employees of the Company and its Affiliates.
     2.  Acceptance of Option Agreement.
     Your execution of this nonqualified stock option agreement (the “Agreement”) will indicate your acceptance of and your willingness to be bound by all of its terms. It imposes no obligation upon you to purchase any shares unless you choose to exercise the Option in the manner set forth in paragraph 5.

     3.  When Option May Be Exercised.
     Your entitlement to exercise this Option shall vest as follows:
          (i) 33-1/3% of the total shares covered by the Option (subject to rounding down to a whole share) shall vest on a date one (1) year following the effective date of the grant;
          (ii) 33-1/3% of the total shares covered by the Option (subject to rounding down to a whole share) on a date two (2) years following the effective date of the grant;
          (iii) 33-1/3% of the total shares covered by the Option on a date three (3) years following the effective date of the grant.
     This Option may not be exercised for less than ten (10) shares at any one time (or the remaining shares then purchasable, if less than ten) and expires at the end of eight (8) years from the date of grant, whether or not it has been exercised, unless sooner terminated as provided in paragraphs 6, 7, 8, 9 and 10 below.
     4. Tandem Stock-Settled Stock Appreciation Right in Favor of Company.
          (i) Each Option includes a stock-settled stock appreciation right (“SAR”) relating to one Common Share, exercisable solely by the Company in its discretion, with an exercise price per share equal to the per share exercise price of the Option. The SAR may only be exercised by the Company if, concurrently with the Executive’s notice of exercise of the Option, the Company causes its SAR to be exercised in its discretion by providing notice of such exercise to you. An SAR may be exercised for all or part of any Common Shares which are covered by each Option exercise by you.
          The SAR, if so exercised by the Company concurrently with your exercise of the Option, represents the obligation of the Company to deliver to you a whole number of shares at the time you exercise the Option, equal in value (based on Fair Market Value on the exercise date) to the excess, if any, of the Fair Market Value per share of the aggregate number of Common Shares covered by your Option exercise over the exercise price per share of the Common Shares covered by your Option exercise. Fractional shares will not be delivered and the number of shares to be delivered upon any such exercise of the SAR shall be rounded down to the nearest whole share and cash shall be paid to you for any fractional share.
          “Fair Market Value” means the closing price of the Common Shares on the Option exercise date on the New York Stock Exchange or, if not so listed, on the then principal stock exchange on which the Common Shares are then listed.
          (ii) The Company shall have no right to exercise an SAR hereunder except contemporaneously with, and for up to the same number of shares covered by, your exercise of this Option. An SAR with respect to a share shall vest, become exercisable, and terminate at the same times and under the same terms as the Option. The exercise of an Option with respect to any share shall (unless and to the extent the SAR is then exercised by the Company for shares covered by the Option exercise) cause the related SAR to automatically terminate. The exercise by the Company of an SAR for Common Shares hereunder shall automatically terminate the corresponding Option for such Common Shares.
     5.  How Option May Be Exercised.
     This Option is exercisable by a written notice signed by you and delivered to the Company at its executive offices, signifying your election to exercise the Option. The notice must state the number of Common Shares as to which your Option is being exercised and must be accompanied by cash, shares of Common Stock, or any combination thereof, or other payment in such form as the Committee may determine in its discretion, for such amount (i) as is required for withholding taxes plus (ii) where the Company does not concurrently exercise its SAR with respect to such Option exercise, the full purchase price of the shares being acquired at the time of exercise. Any shares of Common Stock delivered to the Company in satisfaction of all or any portion of such withholding taxes or purchase price shall be appropriately endorsed for transfer and assignment to the Company. In all events (including any “cashless exercise” procedure) no share shall be issued upon an Option exercise until full payment therefor has been delivered to and received by the Company.

     The Company shall prepare and file with the Securities and Exchange Commission a Form S-8 registration statement under the Securities Act of 1933 with respect to the Plan and the Common Shares underlying the Option covered by this Agreement. The Company will endeavor to keep such registration statement effective at all times that this Agreement is outstanding, but in the event that such registration statement is not effective at the time of exercise, your written notice of exercise to the Company must contain a statement by you (in form acceptable to the Company) that such shares are being acquired by you for investment only and not with a view to their distribution or resale, and the undersigned agrees to refrain from sales of Common Shares until such time as the Company advises her that such registration statement has become effective. The undersigned agrees that any such sales will be effected by means of a broker’s transaction using the facilities of the stock exchange where the Common Shares are then listed.
     If a person or persons other than you give notice of the exercise of this Option, and provided notice of exercise by such person or persons is permitted under the Plan, then the Company may require the submission to the Company of appropriate proof of the authority of such person or persons to exercise this Option.
     Certificates for the Common Shares purchased or issued hereunder will be issued as soon as practicable. The Company, however, shall not be required to issue or deliver a certificate for any shares until it has complied with all requirements of the Securities Act of 1933, the Securities Exchange Act of 1934, any stock exchange on which the Company’s Common Stock may then be listed and all applicable state laws in connection with the issuance or sale of such shares or the listing of such shares on such stock exchange. Until the date of issuance of the certificate for such shares to you (or any person succeeding to your rights pursuant to the Plan), you (or such other person, as the case may be) shall have no rights as a stockholder with respect to any Common Shares subject to this Option.
     6. Termination of Employment.
          (i) If your employment with the Company or an Affiliate (as such term is defined in the Plan) is terminated without Cause by the Company or for Good Reason by you, the then outstanding and unvested portion of this Option shall become immediately exercisable and fully vested and will be exercisable at any time within three (3) years after the date you ceased such employment (but in no event after the Option has expired).
          (ii) If your employment with the Company or an Affiliate is terminated for Cause by the Company or terminated without Good Reason by you, the unvested portion of the Option shall immediately lapse and expire and you may exercise, within three (3) months from the date of such termination (but in no event after the Option has expired), that portion of the Option which was vested at the date of such termination.
     “Termination without Cause,” “termination for Good Reason,” “termination for Cause” and “termination without Good Reason” shall have the meanings set forth in the Employment Agreement between you and the Company dated June 28, 2007 (“Employment Agreement”).
     7. Period of Related Employment.
     If your employment with the Company or an Affiliate shall cease solely by reason of a period of Related Employment, you may, during such period of Related Employment, exercise the Option as if you continued such employment.
     8. Disability.
     If your employment with the Company or an Affiliate is terminated by reason of your disability (as such term is defined in Paragraph 12 of the Plan), the then outstanding and unvested portion of this Option shall become immediately exercisable and fully vested and you may exercise the Option at any time within three (3) years after the date you ceased such employment (but in no event after the Option has expired).
     9. Retirement.
     If your employment with the Company or an Affiliate is terminated upon early, normal or deferred retirement under a qualified retirement program of the Company or an Affiliate, the unvested portion of the Option shall immediately lapse and expire and you may exercise, within three (3) years from the date of such termination (but in no event after the Option has expired), that portion of the Option which was vested at the date of such termination.

     10. Death.
     If you die while employed by the Company or an Affiliate and this Option has not expired and has not been fully exercised, the then outstanding and unvested portion of this Option shall become immediately exercisable and fully vested and your executors, administrators, heirs or distributees, as the case may be, may exercise the Option at any time within one (1) year after the date of death (but in no event after the Option has expired).
     11. Change in Control.
     This Option, to the extent then outstanding and unvested, shall become immediately exercisable and fully vested upon a Change in Control Event (as such term is defined in the Plan).
     12. Non-Transferability of Option.
     This Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by you, except by will or the laws of descent and distribution, and shall be exercisable during your lifetime only by you, except as otherwise set forth herein or in the Plan.
     13. Dilution and Other Adjustments.
     If at any time after the date of the grant of this Option, there is any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, split-up, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of all or part of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, then the number of Common Shares available for this Option including the related SAR as well as the terms of this Option including the related SAR shall be appropriately adjusted for any such change by the Committee, whose adjustment shall be conclusive and binding.

     14. Trading Black Out Periods.
     By entering into this Agreement the undersigned expressly agrees that: (i) during all periods of employment of the undersigned with the Company or its Affiliates, or while the undersigned is otherwise maintained on the payroll of the Company or its Affiliates, the undersigned shall abide by all trading “black out” periods with respect to purchases or sales of Company stock or exercises of stock options for the Company’s stock established from time to time by the Company (“Trading Black Out Periods”) and (ii) upon any cessation or termination of employment with the Company or its Affiliates for any reason, the undersigned agrees that for a period of six (6) months following the effective date of any termination of employment or, if later, for a period of six (6) months following the date as of which the undersigned is no longer on the payroll of the Company or its Affiliates, the undersigned shall continue to abide by all such Trading Black Out Periods established from time to time by the Company.
     15. Subject to Terms of the Plan.
     This Agreement shall be subject in all respects to the terms and conditions of the Plan and in the event of any question or controversy relating to the terms of the Plan, the decision of the Committee shall be final and conclusive, except as expressly set forth in this Agreement or as expressly set forth in the Employment Agreement.
     16. Tax Status.
     It is the intent of the Company that this Option not be classified as an “incentive stock option” under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended. The income tax implications of your receipt of this Option and your exercise of this Option should be discussed with your tax counsel.

Sincerely yours,

THE TALBOTS, INC.

By:	/s/ John Fiske
John Fiske III
Senior Vice President,
Human Resources

Agreed to and accepted:

/s/ Trudy F. Sullivan
TRUDY F. SULLIVAN